UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2011

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02,	“Results of Operations and Financial Condition”

On January 6, 2011, Moody’s Corporation (the “Company”) issued a press release announcing updated full-year 2010 guidance. The guidance is set forth in a press release attached hereto as Exhibit 99.1.

The information contained in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into future filings under the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein. The Company’s updated guidance for 2010 is based on assumptions about many factors that involve a number of risks and uncertainties. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company has identified certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors are incorporated herein by reference from the Company’s press release dated October 28, 2010 reporting results for the third quarter 2010, as furnished on a Form 8-K dated October 28, 2010. The Company’s updated guidance for 2010 and other statements in the press release attached hereto as Exhibit 99.1 are made as of January 6, 2011, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise.

Item 7.01, “Regulation FD Disclosure”

The information set forth under Item 2.02, “Results of Operations and Financial Condition” is incorporated herein by reference.

Item 9.01, “Financial Statements and Exhibits”

(d) Exhibits

99.1	Press release of Moody’s Corporation dated January 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/S/ JOHN J. GOGGINS
John J. Goggins Senior Vice President and General Counsel

Date: January 6, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of Moody’s Corporation dated January 6, 2011.